Exhibit 10.1

THIS LEASE AGREEMENT, made this 25th day of March, 2021 (the “Commencement Date”)

Between	Princeton Corporate Plaza, LLC,

a New Jersey limited liability company, located at 7 Deer Park Drive, Suite A, in the Township of South Brunswick in the County of Middlesex and State of New Jersey and having a postal address at Monmouth Junction, NJ 08852 (“Landlord”),

And	Advaxis, Inc.,

a New Jersey corporation, located at 305 College Road East, in the Township of Princeton in the County of Mercer and State of New Jersey and having a postal code of 08540 (“Tenant”);

Witnesseth that Landlord does hereby lease to Tenant and Tenant does hereby rent from Landlord, the following described premises: approximately 1,798 square feet of space in Landlord’s building at 9 Deer Park Drive, Suite K-1 (the “Demised Premises”), in the Township of South Brunswick in the County of Middlesex and State of New Jersey being known as Block 97 Lot 13.05 on the tax map of the Township of South Brunswick (the “Property”) and being further described as the cross-hatched area on the Demised Premises Plan marked Exhibit A attached hereto and made a part hereof, for a Term of one (1) year, commencing on the Commencement Date and ending on the day that is the one-year anniversary of the Commencment Date (the “Expiration Date”), to be used and occupied only and for no other purpose than office and laboratories (the “Use”), provided, however, that said Use shall be strictly limited and subject to the activities set forth in Tenant’s Application for Nonresidential Use Performance Standards and Tenancy Review submitted to and approved by the Township of South Brunswick regardless of whether said approval has been received as of the date of execution of this Lease (the “Tenancy Review”).

Upon the following Conditions and Covenants:

1st	Payment of Rent. Commencing on the Commencement Date, Tenant covenants and agrees to pay to Landlord, as Base Rent for and during the Term hereof without defense, demand or offset, the sum of Twenty Eight Thousand Seven Hundred Seventy Six and no/100 Dollars ($28,776.00) payable on the first day of each month during the Term in the following manner: $2,398.00 per month together with such Additional Rent as may hereinafter be provided (collectively, the “Rent”). If the Commencement Date shall fall on a day other than the first day of a month, the Base Rent and any Additional Rent payable hereunder shall be apportioned for the number of days remaining in that month from the Commencement Date through the last day of the calendar month in which the Commencement Date occurs.

2nd	Advance Rental. Upon the execution hereof, Tenant shall pay $16,380.00 to Landlord representing:

1)	one month’s advance rental (applied to the first month’s rent) broken out as follows:

one (1) month’s Base Rent in the amount of $2,398.00
one-twelfth (1/12) of Tenant’s Proportionate Share of estimated annual Operating Expenses $1,563.00 one (1) month’s gas and electric usage in the amount of $1,499.00

2)	the security required hereunder in the amount of $10,920.00

3rd	Not Used.

4th	Security. Tenant has this day deposited with Landlord the sum of $10,920.00, as security for the payment of the Rent hereunder and the full and faithful performance by Tenant of the covenants and conditions on the part of Tenant to be performed. Said sum shall be returned to Tenant, without interest, after the expiration of the Term hereof provided that Tenant has fully and faithfully performed all such covenants and conditions on the part of Tenant to be performed. During the Term hereof, Landlord may, if Landlord so elects, have recourse to such security, to make good any default by Tenant in which event Tenant, shall, on demand, promptly restore said security to its original amount. Liability to repay said security to Tenant shall run with the reversion and title to the Demised Premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgagee. Landlord shall have the right to assign or transfer said security for the benefit of Tenant, to any subsequent owner or holder of the reversion or title to the Demised Premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by Tenant from all liability to return such security. This provision shall be applicable to every alienation or change in title and shall in no way be deemed to permit Landlord to retain the security after termination of Landlord’s ownership of the reversion or title. Tenant shall not mortgage, encumber or assign said security without the prior written consent of Landlord.

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5th	Net Lease. It is the purpose and intent of Landlord and Tenant that the Base Rent shall be net to Landlord, so that this Lease shall yield, net to Landlord, the Base Rent specified in the 1st Section of this Lease in each year during the Term of this Lease. All costs, expenses, taxes, damages and charges of every kind and nature relating to the Demised Premises (except any payment on account of interest and principal under any mortgages or deeds of trust) which may arise or become due during the Term of this Lease shall be paid by Tenant.

6th	Proportionate Share.

1)	The approximate rentable area of the Demised Premises leased to Tenant is approximately 1,798 square feet. The total rentable area of the building of which the Demised Premises are a part is approximately 45,681 square feet. Tenant’s share of costs and charges, if applicable, as set forth in this Lease shall be determined by dividing the rentable square footage of the Demised Premises by the total rentable square footage of the building of which the Demised Premises is a part (“Tenant’s Proportionate Share”). As of the Commencement Date it is, therefore, established that Tenant’s Proportionate Share is three and ninety four one-hundredths percent (3.94%).

2)	Tenant’s Proportionate Share shall be adjusted from time to time as appropriate based upon adjustments to the total square footage of the building and/or the square footage rented by Tenant.

7th	Operating Expenses.

1)	It is understood and agreed that in addition to the Base Rent to be paid by Tenant during the Term of this Lease and any renewals thereof, Tenant shall pay to Landlord Tenant’s Proportionate Share of all taxes, assessments, water rents, rates and charges, sewer rents and other governmental impositions. Tenant shall also pay Tenant’s Proportionate Share of Landlord’s cost of the operation of common area appurtenances, the maintenance, repairs and replacements of and for the building of which the Demised Premises are a part, the maintenance, repair and replacement of the parking lot, sidewalks, curbs and landscaped areas, which shall include but not necessarily be limited to the following: cleaning, sweeping, snow removal, striping, landscaping, insurance, lighting, trash removal, and policing if necessary, plus an administrative charge of fifteen percent (15%) of said costs (“Operating Expenses”).

2)	Nothing herein contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax, or capital levy that is or may be imposed upon or that is or may be payable by Landlord, its successors or assigns.

3)	Commencing on the Commencement Date, Tenant shall pay monthly Tenant’s Proportionate Share of Operating Expenses based upon Landlord’s reasonable estimate of the current year expenses due from Tenant. Thereafter, Landlord shall provide an actual statement of expenses to Tenant on a calendar year basis and Tenant shall pay or receive a credit for the difference between the actual amount and the estimate. Tenant’s subsequent monthly estimated payments shall be adjusted accordingly. Upon Tenant’s request, Landlord shall provide to Tenant copies of invoices substantiating the statement of actual expenses. To the extent that Landlord incurs expenses that are disproportionately allocable to Tenant as a result of Tenant’s occupancy as determined by Landlord, Tenant’s Proportionate Share shall not apply to said disproportionate expense items and Tenant shall pay the amount that is actually incurred by Landlord as a result of its tenancy.

4)	Landlord’s cost for regular HVAC maintenance to units servicing the Demised Premises is included in the Operating Expense Estimated cost of $1,563.00 per month or $10.43 per square foot.

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5)	Should Tenant’s maintenance or service requirements exceed the standard supplied to the other tenants of the Property, Tenant shall pay the additional costs attributable to such extra requirements. Said additional costs will be billed to Tenant either (i) as incurred or (ii) with the annual Operating Expense reconciliation, in the sole discretion of Landlord.

6)	All taxes, charges, costs and expenses which Tenant assumes or agrees to pay under any provisions of this Lease together with all interest and penalties that may accrue thereon in the event of Tenant’s failure to pay the same as herein provided shall be deemed to be Additional Rent and, in the event of non-payment, Landlord shall have all the rights and remedies herein provided in the case of non-payment of Rent.

8th	Taxes, Licenses and Fees. Tenant shall make timely payment of all ad valorem or other taxes and assessments levied upon Tenant’s stock of merchandise, fixtures, furnishings, furniture, equipment, supplies and other property located on or used in connection with the Demised Premises and of all privilege and business licenses, fees, taxes and similar charges.

9th	Tenant’s Electric Responsibility.

1)	All electrical current utilized by Tenant within the Demised Premises, including, without limitation, HVAC shall be at Tenant’s sole cost and expense. Landlord shall not be liable for any inconvenience or harm caused by any stoppage or reduction of any utilities and services, and in no event shall the stoppage of any utilities and services excuse Tenant from the timely payment of Rent.

2)	Landlord may install a separate meter to measure Tenant’s use of electricity and, in such event, Tenant shall, at Tenant’s sole cost and expense, arrange and pay for all utilities and services required for the Demised Premises, including payment of any deposit which may be required by the utility company.

3)	In the event a separate meter is not provided, then bills shall be rendered to Tenant based upon an estimated amount of $1,199.00 per month. The estimated amount may be adjusted from time to time based upon changes in utility company rates or if, in the judgment of Landlord, Tenant’s demand and consumption varies from this estimate. The amount thereof shall be deemed to be Additional Rent and shall be due and payable at the same time as the monthly installments of Rent shall be due from Tenant.

10th	Tenant’s Gas Usage Responsibility.

1)	Landlord shall provide Tenant heat at Tenant’s sole cost and expense. All gas usage utilized by Tenant within the Demised Premises shall be strictly at Tenant’s sole cost and expense. Landlord shall not be liable for any inconvenience or harm caused by any stoppage or reduction of any utilities and services, and in no event shall the stoppage of any utilities and services excuse Tenant from the timely payment of Rent.

2)	Landlord may install a separate meter to measure Tenant’s gas usage and, in such event, Tenant shall, at Tenant’s sole cost and expense, arrange and pay for all utilities and services required for the Demised Premises, including payment of any deposit which may be required by the utility company.

3)	In the event a separate meter is not provided, then bills shall be rendered to Tenant based upon an estimated amount of $300.00 per month. The estimated amount may be adjusted from time to time based upon changes in utility company rates or if, in the judgment of Landlord, Tenant’s demand and consumption varies from this estimate. The amount thereof shall be deemed to be Additional Rent and shall be due and payable at the same time as the monthly installments of Rent shall be due from Tenant

11th	Acceptance and Workletter.

1)	Landlord shall complete at its own expense and in a good and workmanlike manner all of the alterations set forth on Exhibit B (“Landlord’s Work”) attached hereto and made a part hereof.

2)	Tenant acknowledges that it has inspected and examined the Demised Premises and, except as set forth in Exhibit B, has entered into this Lease without any representations on the part of Landlord, its agents or representatives as to the condition thereof, and, except as set forth in Exhibit B, is leasing and accepting the Demised Premises “as-is” and “where-is”. No representations or promises, except as specified herein, have been made by or on behalf of Landlord, its agents, employees or representatives, or by any real estate broker, prior to or at the execution of this Lease, and Landlord is not bound by, and Tenant will make no claim on account of, any representation, promise or assurance, expressed or implied, with respect to conditions, repairs, improvements, services, accommodations, concessions or any other matter, other than as contained herein.

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3)	Landlord shall at Tenant’s sole cost and expense complete in a good and workmanlike manner and in compliance with all government rules and regulations all of the alterations set forth on Exhibit B-1 (“Tenant’s Work”) attached hereto and made a part hereof. Upon completion of Tenant’s Work, Landlord shall provide Tenant with a statement of the actual costs of Tenant’s Work and Tenant shall pay the balance due to the Landlord upon receipt of said statement and prior to use of the alterations.

12th	Commencement Date.

	1)	The Commencement Date shall be earlier or later than the date set forth at the beginning of this Lease under the following circumstances:

		a)	The Lease will not commence until the work listed in Exhibit B, to be performed by Landlord, is substantially completed, unless Tenant chooses to occupy the Demised Premises, or any part thereof, prior to substantial completion, in which case the Commencement Date shall be the date of said occupancy by Tenant and the Expiration Date shall be the last day of the month immediately preceding the 1st anniversary of the Commencement Date.

		b)	Except as provided in the preceding paragraph, the Commencement Date will not be altered if the work listed in Exhibit B, to be performed by Landlord, is not substantially completed due to (i)changes requested by Tenant to Exhibit B after this Lease was executed or (ii) the failure of Tenant to promptly provide Landlord with any information necessary for the timely completion of the work listed in Exhibit B or (iii) the failure of Tenant to cooperate with Landlord in completion of the work listed in Exhibit B to such an extent as to cause the delay.

	2)	If the Commencement Date occurs other than on the first day of a month, the Expiration Date shall be the last day of the calendar month in which the 1st anniversary of the Commencement Date occurs. Substantial completion shall be deemed to have occurred even though (i) minor details of Landlord’s work remain to be done, provided such details do not materially interfere with the Tenant’s occupancy of the Demised Premises, or (ii) any work or installation other than Landlord’s work being performed by Tenant itself has not been completed.

	3)	Landlord shall not be liable for failure to give possession of the Demised Premises, or any part thereof, upon the Commencement Date by reason of the fact that the Demised Premises, or any part thereof, are not ready for occupancy, or due to a prior tenant holding over in the Demised Premises or due to any other person being in possession of the Demised Premises or for any other reason.

13th	Repairs and Care. Tenant has examined the Demised Premises and has entered into this Lease without any representation on the part of Landlord as to the condition thereof. Tenant shall take good care of the Demised Premises and shall at Tenant’s sole cost and expense, make all repairs, including painting and decorating, and shall maintain the Demised Premises in good condition and state of repair. Tenant shall neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways and stairs in and about the Property, but shall keep and maintain the same in a neat and clean condition as to its own activities, free from debris, trash and refuse.

14th	Glass, Damage and Repairs. In case of the destruction of or any damage to the glass in the Demised Premises, or the destruction of or damage of any kind whatsoever to the Property, which is caused by the carelessness, negligence or improper conduct on the part of Tenant or Tenant’s agents, employees, guests licensees, invitees, subtenants, assignees or successors, Tenant shall promptly repair at its sole cost and expense said damage or replace or restore said glass at Tenant’s sole cost and expense.

15th	Utilities. Tenant shall be responsible for the cost of the prompt repair of any utility, ventilating, heating, air conditioning, electrical, gas and other utility lines within the Demised Premises, except if damage outside the Demised Premises is caused by the acts or omissions of Tenant, its agents, servants or employees, in which event Tenant shall likewise be responsible for the cost of repair of such damage outside the Demised Premises. Landlord will guarantee the HVAC and electrical systems for theinitial Term of Lease from the Commencement Date except in the case where damage is due to the acts or omissions of Tenant, including, but not limited to, Tenant’s failure to reimburse Landlord its HVAC maintenance charges. Landlord shall not be liable for any inconvenience or harm caused by any stoppage or reduction of any utilities and services, and in no event shall the stoppage or reduction of any utilities and services excuse Tenant from the timely payment of Rent.

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16th	Alterations and Improvements.

	1)	No alterations, additions or improvements shall be made, and no climate regulating, air conditioning, cooling, heating or sprinkler systems, television or radio antennas, heavy equipment, apparatus or fixtures, shall be installed in or attached to the Demised Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld, and the issuance of all required permits from all government agencies having jurisdiction. Except as provided below, all such alterations, additions or improvements installed in or attached to the Demised Premises shall belong to and become the property of Landlord and be surrendered with the Demised Premises and as a part thereof upon the expiration or sooner termination of this Lease, without hindrance, molestation or injury.

	2)	Provided that Tenant is not in default of any of the terms of this Lease, Tenant shall have the right to remove any trade fixtures which were installed at Tenant’s sole cost and expense; provided, however, that (i) Tenant shall not remove any equipment, furnishings or mechanical fixtures that are fixed in place and mechanically or electrically connected to the building and/or its systems and (ii)Tenant shall restore the Demised Premises to the condition existing prior to the installation of the trade fixtures which are removed, reasonable wear and tear excepted.

17th		Construction Lien. If any construction, mechanics’ or other liens shall be created or filed against the Demised Premises by reason of labor performed or materials furnished for Tenant in the creation, construction, completion, alteration, repair or addition to any building or improvement, Tenant shall, at Tenant’s sole cost and expense within ten (10) days of filing, cause such lien or liens to be satisfied and discharged of record together with any other liens that may have been filed. Failure to discharge said liens within the aforesaid ten (10) day period shall entitle Landlord to resort to such remedies as are provided herein in the case of any default of this Lease, in addition to any remedies permitted by law.

18th		Tenant Loans and Landlord Subordination. Should Tenant desire to use its property located within the Demised Premises as collateral on any loan, Landlord shall not be required to execute any documents evidencing its consent and subordination to any such loan unless and until Landlord has been provided with true copies of all of the loan documents, including, but not limited to, the note, the security agreement and a complete description of the proposed collateral. Any such consent and subordination documents shall be in a form and under terms and conditions that are acceptable to Landlord.

19th		Signs. Tenant shall not place any signs of any kind whatsoever upon, in or about the Property or any part thereof, except of a design and structure and in or at such places as may be indicated and consented to by Landlord in writing. In case Landlord or Landlord’s agents, employees or representatives shall deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon the Property or any part thereof, they may be so removed, but shall be replaced at Landlord’s expense when the said repairs, alterations or improvements shall have been completed. Any signs permitted by Landlord shall at all times conform with all municipal ordinances or other laws and regulations applicable thereto. Landlord’s consent shall not be required for signs placed within the Demised Premises which are not visible from outside the Demised Premises.

20th		End of Term. Upon the Expiration Date or sooner termination of this Lease, Tenant shall: (a) leave the Demised Premises in a “broom clean” condition; (b) remove all of Tenant’s property; (c) remove all signs in and about the Demised Premises and restore that portion of the Demised Premises on which they were placed; (d) repair all damage caused by moving; and (e) return the Demised Premises to Landlord in the same condition as it was at the beginning of the Term, except for normal wear and tear.

21st		Removal of Tenant’s Property. Any equipment, fixtures, goods or other property of Tenant not removed by Tenant upon the expiration or sooner termination of this Lease or upon any quitting, vacating or abandonment of the Demised Premises by Tenant, or upon Tenant’s eviction, shall be considered as abandoned and Landlord shall have the right, without any notice to Tenant, to sell or otherwise dispose of the same, at the sole cost and expense of Tenant, and shall not be accountable to Tenant for any part of the proceeds of such sale, if any.

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22nd	Compliance with Laws, Etc. Tenant shall promptly comply with (i) all laws, ordinances, rules, regulations, requirements and directives of the Federal, State and Municipal governments or public authorities and of all of their departments, bureaus and subdivisions, applicable to and affecting the Demised Premises, its use and occupancy, for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the Demised Premises, during the Term; and (ii) all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority; and (iii) the requirements of any insurance companies which have issued or are about to issue policies of insurance covering the Property and/or its contents, for the prevention of fire or other casualty, damage or injury, at Tenant’s sole cost and expense.

23rd	Environmental Matters.

	1)	Tenant warrants and represents that, with respect to maintenance and operations thereon of the Demised Premises and any other premises that it occupies anywhere in the United States, it is in compliance with all laws, ordinances, rules, regulations and policies of any government authority having jurisdiction regarding the environment, human health or safety (collectively, “Environmental Laws”), including, but not limited to, its storage and use of chemicals, its generation and disposal of hazardous wastes and the training, education and safety of its employees.

	2)	Tenant shall remain in compliance with the above representations during its entire occupancy of the Property or any part thereof.

	3)	Landlord and Landlord’s agents, employees or other representatives shall have the right to demand documentation supporting these representations. The failure of Tenant to supply any documentation so demanded within thirty (30) days of written notice of such demand (or immediately in the case of an emergency or suspected violation) shall entitle Landlord to the option of canceling this Lease, and the Term hereof is hereby expressly limited accordingly.

	4)	Tenant shall comply with all of the terms of Exhibit C which is attached hereto and made a part hereof.

24th	Restriction of Use.

	1)	Tenant shall not occupy or use the Demised Premises or any part thereof, nor permit or suffer the same to be occupied or used for any purposes other than for the Use, nor for any purpose deemed unlawful, disreputable, or extra-hazardous on account of fire or other casualty, nor in a manner which interferes with other tenants in the beneficial use of their premises.

	2)	Tenant covenants and agrees not to suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable effect to emanate from the Demised Premises or from any machine, equipment or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise interfere with the safety, comfort or convenience of Landlord or any of the other tenants or occupants of the building or their customers, clients, patron, guests, agents or invitees, or any others lawfully in or upon the Property. Tenant, and its employees, customers, clients, patrons, guests, agents or invitees, shall not make or commit any unreasonable noises or disturbances of any kind in the Demised Premises, nor anywhere else on the Property, nor mark or defile the water closets, toilet rooms or the walls, windows, doors or any other part of the Property, nor interfere in any way with other tenants or those having business in the Property. Tenant, and its employees, customers, clients, patrons, guests, agents or invitees, shall comply with the State of New Jersey’s law regarding smoking in public places and will only smoke in designated areas.

	3)	Tenant shall not conduct, nor permit any other person to conduct, any auction upon the Demised Premises. Tenant shall not permit the Demised Premises to be used for gambling or any other illegal activity. Canvassing, soliciting and peddling on the Property are prohibited, and Tenant shall cooperate to prevent the same.

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25th	Assignment and Sublet.

	1)	Tenant shall not, without the prior written consent of Landlord, assign, mortgage or hypothecate this Lease, nor sublet or sublease the Demised Premises or any part thereof or permit any other person or business to use the Demised Premises except as permitted in this 25th Section. If Tenant shall be a corporation, limited liability company or partnership, a transfer of any interest that constitutes a majority of the equity interests in such entity, or a transfer of control in such entity (as “control” is defined in the Securities Act of 1933) shall be deemed an assignment of this Lease and subject to the provisions of this Section. The provisions of this Section shall be binding upon the successors and assigns of Tenant and every person to whom Tenant’s interest under this Lease passes by operation of law or otherwise.

	2)	Provided Tenant is not in default under any of the terms or conditions of this Lease, Landlord will not unreasonably withhold consent to a partial sublet of the Demised Premises, provided that Tenant remains in occupancy of the Demised Premises and that the subtenant does not violate any of the terms of this Lease.

	3)	If Tenant requests Landlord’s consent to an assignment of this Lease or a subletting of all or any part of the Demised Premises, Tenant shall submit to Landlord: (i) the name of the proposed assignee or subtenant; (ii) the terms of the proposed assignment or subletting; (iii) the nature of the proposed assignee or subtenant’s business and its proposed use of the Demised Premises; (iv) such information as to the financial responsibility and general reputation of the proposed assignee or subtenant as Landlord may require; and (v) a summary of plans and specifications for revising the floor layout of the Demised Premises.

	4)	Upon receipt of all such information from Tenant, Landlord shall have the option, to be exercised in writing within thirty (30) days after such receipt, to cancel and terminate this Lease if the request is to assign this Lease or to sublet all or substantially all of the Demised Premises or, if the request is to sublet a portion of the Demised Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord’s notice of exercise of such option which shall not be less than thirty (30) nor more than ninety (90) days after the date of such notice. If Landlord shall fail to exercise its option to cancel and terminate this Lease with respect to all or a part of the Demised Premises as above provided, Landlord shall not thereby be deemed to have consented to the proposed assignment or subletting, unless, prior to the expiration of the aforesaid thirty (30) day period, Landlord shall have delivered its written consent thereto to Tenant.

	5)	If Landlord shall cancel this Lease in whole or in part as above provided, Tenant shall surrender possession of the Demised Premises, or the portion of the Demised Premises which is the subject of the request, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Demised Premises. If this Lease shall be cancelled as to a portion of the Demised Premises only, (i) the Rent payable by Tenant hereunder shall be adjusted proportionately by multiplying the Rent then in effect by a fraction, the numerator of which is the number of rentable square feet in the portion of the Demised Premises to be retained and the denominator of which is the rentable square feet of the entire Demised Premises leased at the time of Tenant’s request for consent to the assignment or sublet, and (ii) Landlord, at Landlord’s expense, shall have the right to make any alterations to the Demised Premises required, in Landlord’s judgment, to make the portion of the Demised Premises surrendered a self-contained rental unit with access through corridors to any and all common areas, elevators, toilets and amenities serving such space. At Landlord’s request, Tenant shall execute and deliver an agreement, in form satisfactory to Landlord, setting forth any modifications to this Lease contemplated or resulting from the operation of this Section; however, neither Landlord’s failure to request such agreement nor Tenant’s failure to execute such agreement shall vitiate the effect of any cancellation pursuant to this Section.

	6)	Notwithstanding any assignment or sublet, Tenant shall not be released from any obligation under this Lease without the express written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

26th	Access to Demised Premises. Tenant agrees that Landlord and Landlord’s agents, employees or other representatives, shall have the right to enter into and upon the Demised Premises or any part thereof, at all reasonable hours and with reasonable notice, for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof as determined in Landlord’s sole and absolute discretion. This clause shall not be deemed to be a covenant by Landlord nor be construed to create an obligation on the part of Landlord to make such inspection or repairs. Landlord shall have the right to enter the Demised Premises at any time without notice to Tenant in case of emergency. In all cases of entry by Landlord, Landlord shall use commercially reasonable efforts to minimize disruption of Tenant’s use of the Demised Premises.

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27th	Reimbursement of Landlord.

	1)	If Tenant shall fail or refuse to comply with or perform any conditions and covenants of this Lease, Landlord may, if Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of Tenant, and the said cost and expense shall be payable on demand, or at the option of Landlord shall be added to the installment of Rent due immediately thereafter but in no case later than one (1) month after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies as Landlord may have hereunder by reason of the breach by Tenant of any of the covenants and conditions contained in this Lease.

	2)	Tenant shall pay all legal fees and expenses incurred by Landlord in (i) enforcing or modifying the terms of the Lease, (ii) commencing and prosecuting a suit for the recovery of the Demised Premises, damages or any amounts owed to Landlord, (iii) commencing and prosecuting a declaratory action, (iv) prosecuting the Landlord’s rights in any bankruptcy proceeding involving the Tenant, (v) defending an action or counterclaim brought by Tenant, (vi) preparing for or appearing in an arbitration, mediation or other non-judicial proceeding and (vii) connection with the enforcement of any post-judgment collection remedy.

28th	Late Charges, Returned Check Charges, Etc. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly:

	1)	If any installment of Rent or any sum due from Tenant shall not be received by Landlord or Landlord’s designee within seven (7) days after the due date then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount.

	2)	If any Tenant check deposited by Landlord is returned unpaid, Tenant shall pay to Landlord a returned check charge equal to two (2) times the amount charged to Landlord by Landlord’s Bank.

	3)	If two (2) or more Tenant checks are returned to Landlord in any twelve (12) month period, Landlord shall have the right to require all charges due from Tenant for the balance of the Term to be paid by certified check, bank check or money order.

	4)	If and when any installment of Rent or any sum due from Tenant has not been paid within ninety (90) days after the due date, then Landlord shall have the right from the ninety-first (91st) day forward to charge interest on Tenant’s entire unpaid balance at the rate of eight percent (8%) per annum until all Rent due from Tenant has been received by Landlord.

	5)	Any such late charge, returned check charge and/or interest charge, if not previously paid, shall, at the option of the Landlord, be added to and shall become part of the succeeding rental payment to be made hereunder and shall be deemed to constitute Additional Rent.

	6)	Late charges, returned check charges and interest charges shall be in addition to and not in lieu of any other remedy Landlord may have and is in addition to any reasonable fees and charges of any agents or attorneys Landlord may employ as a result of any default under this Lease.

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29th	Default; Remedies upon Tenant’s Default. If there should occur any default on the part of Tenant in the performance of any conditions and covenants herein contained including, without limitation, the payment of Rent when due, or if during the Term hereof the Demised Premises or any part thereof shall be or become abandoned or deserted, vacated or vacant, or should Tenant be evicted by summary proceedings or otherwise, Landlord, in addition to any other remedies herein contained or as may be permitted by law, may either by force or otherwise, without being liable for prosecution therefor or for damages, re-enter the Demised Premises and have and again possess and enjoy the same; and as agent for Tenant or otherwise, re-let the Demised Premises and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as Landlord may have incurred in the re-entering and repossessing of the same and in making such repairs and alterations as may be necessary; and second to the payment of the Rent due hereunder. Tenant shall remain liable for such Rent as may be in arrears and also the Rent as may accrue subsequent to the re-entry by Landlord, to the extent of the difference between the Rent reserved hereunder and the Rent, if any, received by Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month. Landlord shall have the right to elect to terminate the Term by giving notice of such election, and the effective date thereof, to Tenant and to receive Termination Damages, defined as the amount which, at the time of actual payment thereof to Landlord, is the sum of:

	1)	all accrued but unpaid Rent;

	2)	the present value (calculated using the most recently available (at the time of calculation) published weekly average yield on United States Treasury securities having maturities comparable to the balance of the then remaining Term) of the sum of all payments of Rent remaining due (at the time of calculation) until the date the Term would have expired (had there been no election to terminate it earlier) less the present value (similarly calculated) of all payments of Rent to be received through the end of the Term (had there been no election to terminate it earlier) from a lessee, if any, of the Demised Premises under commercially reasonable terms existing at the time of calculation (and it shall be assumed for purposes of such calculations that (i) the amount of future Additional Rent due per year under this Agreement will be equal to the average Additional Rent per month due during the twelve (l2) calendar months immediately preceding the date of any such calculation, increasing annually at a rate of eight percent (8%) compounded; and (ii) if any calculation is made before the end of the first full calendar year of occupancy under this Lease, operating expenses may be extrapolated based on the year-to-date experience of Landlord);

	3)	Landlord’s cost of demolishing any leasehold improvements to the Demised Premises; and

	4)	that amount, which as of the occurrence of the default on the part of Tenant, bears the same ratio to the costs, if any, incurred by Landlord (and not paid by Tenant) in building out the Demised Premises in accordance with this Lease as the number of months remaining in the Term (immediately before the occurrence of the said default) bears to the number of months in the entire Term (immediately before the occurrence of the said default).

30th	Termination on Default. Upon the occurrence of any of the contingencies set forth in the 29th Section of this Lease, or should Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this Lease or the estate of Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale or by operation of law, Landlord may, if Landlord so elects, at any time thereafter, terminate this Lease and the Term hereof, upon giving to Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of Tenant, five (5) days notice. Upon the giving of such notice, this Lease and the Term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this Lease for the expiration hereof; and Landlord shall have the right to remove all persons, goods, fixtures and chattels therefrom, by force or otherwise, without liability for damages.

31st	Tenant’s Right to Cure. Anything in this Lease to the contrary notwithstanding, in the event of a default under the terms, covenants, provisions and conditions of this Lease other than the vacating by Tenant of the Demised Premises, Tenant shall have the right to cure and correct the same but only within the following specified periods next following receipt of notice from Landlord specifying said event of default:

	1)	five (5) days with respect to defaults in the payment of Rent; and

	2)	sixty (60) days with respect to an adjudication of bankruptcy of Tenant or any assignment by Tenant for the benefit of its creditors; and

	3)	ten (10) days with respect to all other acts of default; and if the correction of the said event of default requires the performance by Tenant of any work which cannot reasonably be performed within such time period, the said period shall be extended until said work is completed provided that Tenant commences the performance of said work and thereafter promptly and diligently pursues said work to completion. In any such event, Tenant shall furnish Landlord with written evidence of its acts and efforts in the performance and completion of any said work and Tenant shall indemnify and hold harmless the Landlord and each mortgagee of the Property from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Landlord or any such mortgagee relating to or arising out of the Tenant’s failure to complete the work within the time required hereunder.

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32nd	Non-Waiver by Landlord. The various rights, remedies, options and elections of Landlord expressed herein are cumulative, and the failure of Landlord to enforce strict performance by Tenant of the conditions and covenants of this Lease or to exercise any remedy herein conferred or the acceptance by Landlord of any installment of Rent after any breach by Tenant, in one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by Landlord of any such conditions, covenants, options, elections or remedies, but the same shall continue in full force and effect.

33rd	Waiver of Redemption. Upon the expiration or sooner termination of this Lease or in the event of entry of judgment for the recovery of possession of the Demised Premises in any action or proceeding, or if Landlord shall enter the Demised Premises by process of law or otherwise, Tenant, for itself and all persons claiming through or under Tenant, including, but not limited to, its creditors, hereby waives and surrenders any right or privileges of redemption provided or permitted by any statute, law or decision now or hereafter in force, to the extent legally authorized, and does hereby waive and surrender all rights or privileges which it may or might have under and by reason of any present or future law or decision, to redeem the Demised Premises or for a continuation of this Lease after having been dispossessed or ejected therefrom by process of law, or otherwise. Such expiration or termination shall not release or discharge any obligation of Tenant to pay Rent or any other liability incurred by reason of any covenant herein contained on the part of Tenant to be performed.

34th	Renewal Option.

	1)	Tenant has the option to renew for one (1) successive one (1) year term upon six (6) months written notice to Landlord prior to the expiration of the term of this Lease, time being of the essence; provided, however, that Tenant is not in default under any of the terms and conditions of this Lease and no event has occurred which with the giving of notice, passage of time, or both, would constitute an event of default on the date (i) this option is exercised and (ii) the renewal term commences. Base Rent for the renewal term shall be increased by the greater of three percent (3%) or the increases (if any) in the Consumer Price Index as published by the U.S. Department of Labor (“CPI”). Base Rent for the renewal term shall be determined (and shall be effective for the entire then operative lease years in the renewal term) by multiplying the annualized Base Rent in the last month of the prior term by the greater of a) three percent (3%) or b) a fraction, the numerator of which fraction shall be the CPI figure for the month which is two (2) months prior to the month in which the Commencement Date occurred (the “CPI Month”) and the denominator of which fraction shall be the figure published for the corresponding month in the initial lease year for the first renewal and for subsequent renewals, the month used for the numerator in the preceding renewal period. The CPI used shall be the All Urban Consumers (CPI-U), U.S. City Average.

	2)	Should the CPI cease to be published, then the closest similar published index by an agency of the U.S. Government shall be substituted. Should there be no such substitute, the parties hereto shall, under the rules of the American Arbitration Association, agree to a substitute formula or source, designed to accomplish the same original purpose of this provision.

35th	[Intentially Omited ].

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36th	Right of First Offer. Provided Tenant is not in default beyond any applicable grace period, and subject to any rights of any existing tenant including, without limitation, any renewal by extension, expansion rights, or any future decision which permits such existing tenant to continue in occupancy beyond the original term of its lease whether pursuant to the terms of such existing tenant’s lease or otherwise, Landlord grants to Tenant the right to lease adjacent the space to the Demised Premises upon the following terms and conditions:

	1)	Landlord shall provide Tenant with written notice of the availability of the First Offer Space, specifying the terms and conditions upon which Landlord will offer the First Offer Space to Tenant for leasing. Tenant shall have the right, by furnishing Landlord with written notice of its election, to lease the First Offer Space, which notice shall be received by Landlord no later than ten (10) days after Tenant’s receipt of written notification by Landlord of the availability of the First Offer Space, which period shall be deemed time of the essence. The failure by Tenant to furnish such notice to Landlord in a timely manner as provided above shall constitute a waiver by Tenant of all of Tenant’s rights under this 36th Article, and shall release Landlord from any further obligation to offer the First Offer Space to Tenant, and Tenant shall have no further right to the leasing of the First Offer Space. In the event Tenant timely delivers written notice to Landlord of its election to lease the First Offer Space, Landlord and Tenant shall, within twenty (20) days after receipt of Tenant’s notice, enter into an amendment of this Lease, providing for those terms and conditions as set forth in Landlord’s offer. Nothing contained herein shall be deemed to grant Tenant a right of first refusal for the leasing of the First Offer Space, it being the intention of the Landlord and Tenant that the right of notification granted under this 36th Article is for the purpose of affording the Tenant the opportunity to offer to lease additional space at the time that such space becomes available and Landlord is prepared to lease it.

	2)	In no event shall Landlord have any liability to Tenant if Landlord does not deliver possession of the First Offer Space to Tenant for any reason, including the failure of any existing tenant to surrender possession in accordance with the terms of its lease. Landlord’s non-delivery of the First Offer Space to Tenant shall not affect this Lease or the obligations of Tenant under this Lease
.
37th	Not Used.

38th	Casualty Insurance. Landlord shall carry insurance for fire, extended coverage, vandalism, malicious mischief and other endorsements deemed advisable by Landlord, insuring all improvements on the Property, including the Demised Premises and all leasehold improvements thereon and appurtenances thereto (excluding Tenant’s merchandise, trade fixtures, furnishings, equipment and personal property) for the full insurable value thereof, with such deductibles as Landlord deems advisable. The cost of such insurance shall be included in Operating Expenses.

39th	Right to Exhibit. Tenant agrees from time to time to permit Landlord and Landlord’s agents, employees or other representatives to enter and show the Demised Premises to persons wishing to rent or purchase the same, and Tenant agrees that on and after six (6) months next preceding the expiration of the Term, Landlord or Landlord’s agents, employees or other representatives shall have the right to place notices on the front of the Property or the Demised Premises or any part thereof, offering the same for rent or for sale; and Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

40th	Mortgage Priority. This Lease shall not be a lien against the Property in respect to any mortgages that may hereafter be placed upon said Property. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages that may now or hereafter affect the Property, including all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. The recording of any such mortgage or mortgages shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording. This clause shall be self-operative and no further instrument of subordination shall be required by any ground lessor or by any mortgagee in order to effectuate such subordination.

41st	Certification. Tenant shall, without charge, and at any time during the Term execute and promptly deliver to Landlord or its agent, within ten (10) days after written request from Landlord or its agent, as the case may be, its certification as to: (i) whether this Lease has been modified or amended, and if so, the date, substance and manner of such modification or amendment; (ii) as to the validity and force and effect of this Lease; (iii) as to the existence of any default hereunder, and if so, the nature, scope and extent thereof; (iv) as to the existence of any offsets, counterclaims or defenses on the part of Tenant, and if so, the nature, scope and extent thereof; (v) as to the commencement and termination dates of the Term; (vi) as to the dates to which Rent has been paid; (vii) such financial and other credit information as Landlord may reasonably request in connection with any prospective financing or sale of the Demised Premises or the Property; and (viii) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by Landlord and any other person, firm or corporation to whom the same may be exhibited or delivered, and Tenant shall be bound by the contents of such certificate. A refusal by Tenant to execute and deliver such certificate in accordance with the provisions of this Section shall entitle Landlord to the option of canceling this Lease on five (5) days notice.

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42nd	Attornment. Neither the foreclosure of any mortgage affecting the Demised Premises, nor the institution of any suit, action, summary, or other proceeding by Landlord or any mortgagee, nor the sale, conveyance or transfer of the Demised Premises by Landlord, shall result, by operation of law or otherwise, in the cancellation or termination of this Lease or the obligations of Tenant hereunder, and Tenant covenants and agrees to attorn to Landlord, the holder of any mortgage, or the purchaser, grantee, or transferee of the Demised Premises.

43rd	Condemnation and Eminent Domain. If the land and Property of which the Demised Premises are a part, or any portion thereof, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, or in lieu of any formal condemnation proceedings or actions, Landlord shall grant an option to purchase and or shall sell and convey the Property or any portion thereof, to the governmental or other public authority, agency body or public utility seeking to take the Property or any portion thereof, then this Lease, at the option of Landlord, shall terminate, and the Term hereof shall end as of such date as Landlord shall fix by notice in writing as if such date were the date designated as the last day of the Term set forth above; and Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings; and all rights of Tenant to damages, if any, are hereby assigned to Landlord. Tenant agrees to execute and deliver any instruments promptly upon demand, at the expense of Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Property or any portion thereof. Tenant covenants and agrees at its sole cost and expense to vacate the Demised Premises, remove all Tenant’s personal property therefrom and deliver up peaceable possession thereof to Landlord or to such other party designated by Landlord in the aforementioned notice. Failure by Tenant to comply with any provisions in this clause shall subject Tenant to such costs, expenses, damages and losses as Landlord may incur by reason of Tenant’s breach hereof including, without limitation, attorneys’ fees.

44th	Fire and other Casualty. In case of fire or other casualty affecting the Demised Premises, Tenant shall give immediate notice to Landlord or, in case of fire or other casualty affecting the Property other than the Demised Premises, Tenant shall give immediate notice to Landlord upon Tenant obtaining knowledge of such fire or casualty. If the Demised Premises shall be partially damaged by fire, the elements or other casualty, Landlord shall repair the same as speedily as practicable, but Tenant’s obligation to pay the Rent hereunder shall not cease. If, in the opinion of Landlord, the Demised Premises is so extensively and substantially damaged as to render them untenantable, then the Rent shall cease until such time as the Demised Premises shall be made tenantable by Landlord. However, if, in the opinion of Landlord, the Demised Premises is totally destroyed or so extensively and substantially damaged as to require practically a rebuilding thereof, then the Rent shall be paid up to the time of such destruction and then and from thenceforth this Lease shall automatically and without notice come to an end. In no event however, shall the provisions of this clause become effective or be applicable, if the fire or other casualty and damage shall be the result of the carelessness, negligence or improper conduct of Tenant or Tenant’s agents, employees, guests, licensees, invitees, subtenants, assignees or successors. In such case, Tenant’s liability for the payment of the Rent and the performance of all the covenants, conditions and terms hereof on Tenant’s part to be performed shall continue and Tenant shall be liable to Landlord for the damage and loss suffered by Landlord. If Tenant shall have been insured against any of the risks herein covered, then the proceeds of such insurance shall be paid over to Landlord to the extent of Landlord’s costs and expenses to make the repairs hereunder, and such insurance carriers shall have no recourse against Landlord for reimbursement.

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45th	Liability Insurance. Tenant, at Tenant’s sole cost and expense, shall obtain or provide and keep in full force and effect for the benefit of Landlord, during the Term, commercial general liability insurance, insuring Landlord against any and all liability or claims of liability arising out of, occasioned by or resulting from any accident or otherwise in or about the Demised Premises, for injuries to any person or persons, for limits of not less than One Million and 00/100 Dollars ($1,000,000.00) for injuries to one person and Two Million and 00/100 Dollars ($2,000,000.00) for injuries to more than one person, in any one accident or occurrence, for not less than One Million and 00/100 Dollars ($1,000,000.00) for loss or damage to the property of any person or persons. The policy or policies of insurance shall be of a company or companies authorized to do business in the State in which the Property is located and shall be delivered to Landlord, together with evidence of the payments of the premiums therefor, not less than fifteen (15) days prior to the commencement of the Term hereof or of the date when Tenant shall enter into possession, whichever occurs sooner. At least fifteen (15) days prior to the expiration or termination date of any policy, Tenant shall deliver a renewal or replacement policy with proof of the payment of the premium therefor. Landlord shall obtain and maintain during the Term, commercial general liability insurance against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Property or as a result of ownership of the facilities located in the Property for limits of not less than One Million and 00/100 Dollars ($1,000,000.00) for injuries to one person and Two Million and 00/100 ($2,000,000.00) for injuries to more than one person in any one accident or occurrence, for not less than One Million and 00/100 Dollars ($1,000,000.00) for loss or damage to the property of any person or persons. Such policy shall include a contractual liability endorsement and shall cover Landlord’s indemnity obligation described in Section 47. The cost of such insurance shall be included in Operating Expenses. The amount of insurance to be carried by Landlord shall be an amount Landlord deems reasonably necessary or appropriate in connection with the use and operation of the Property and customarily carried with respect to similar properties in Middlesex County, New Jersey or as any mortgagee of Landlord may require.

46th	Tenant’s Indemnity. Tenant, at its sole cost and expense agrees to and shall indemnify, defend and hold and keep harmless Landlord and its agents, representatives, employees, constituent members, successors and assigns, from and against any and all claims, actions, demands and suits, for, in connection with or resulting from any accident, injury or damage whatsoever (including, without limitation, reasonable attorneys’ fees and actual out-of-pocket costs of enforcement of this provision) caused to any person or property arising, directly or indirectly, in whole or in part, out of the business conducted in or the use of the Demised Premises, or occurring in, on or about the Demised Premises, or arising, directly or indirectly, in whole or in part, from any act or omission of Tenant or any concessionaire or subtenant or their respective licensees, servants, agents, employees or contractors, or arising out of the breach or default by Tenant of any term, provision, covenant or condition contained in the Lease, and from and against any and all losses, costs, expenses, judgments and liabilities incurred in connection with any claim, action, demand, suit or other proceeding brought thereon. This indemnity shall include defending or resisting any proceeding, by attorneys reasonably satisfactory to Landlord. This indemnity shall be insured as a contractual obligation under the policy of liability insurance Tenant is required to carry hereunder.

47th	Landlord’s Indemnity. Landlord, at its sole cost and expense agrees to and shall indemnify, defend and hold and keep harmless Tenant and its agents, representatives, employees, constituent members, successors and assigns, from and against any and all claims, actions, demands and suits, for, in connection with or resulting from any accident, injury or damage whatsoever (including, without limitation, reasonable attorneys’ fees and actual out-of-pocket costs of enforcement of this provision) caused to any person or property arising from any negligence or willful misconduct of Landlord or its respective licensees, servants, agents, employees or contractors, except to the extent due to the negligence or willful misconduct of Tenant.

48th	Tenant’s Contents Insurance. Tenant shall hold Landlord harmless and fully indemnify Landlord against any claims for damages to Tenant’s contents, except in the case of subrogation by an insurance company. In addition to all other insurance required hereunder, Tenant shall fully insure its contents located in, on or about the Demised Premises, at full replacement value. Tenant shall furnish Landlord with a certificate of such insurance from time to time to evidence the continued existence of said policy. Said certificate shall clearly state that such insurance may not be cancelled except upon ten (10) days written notice to Landlord. Should Tenant at any time fail to maintain said contents coverage, said failure shall not be a default hereunder but shall constitute a defacto waiver of all rights of recovery against Landlord for any loss or damage of any nature whatsoever to Tenant’s property regardless of the cause of said damage.

49th	Exculpation. Notwithstanding anything to the contrary set forth in this Lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord or any individuals associated with Landlord, including, but not limited to, any partners, members or shareholders of Landlord nor joint venturers with Landlord nor any of their successors, assignees, heirs, executors, administrators or personal and legal representatives with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity, if any, of Landlord in the Property for the satisfaction of each and every remedy (including, without limitation, equitable remedies) of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord; such exculpation of personal liability to be absolute and without any exception whatsoever.

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50th	Non-Liability of Landlord. Neither Landlord nor any of its agents, co-venturers, representatives, employees, constituent members, successors or assigns shall be liable for any damage or injury which may be sustained by Tenant or by any other person, nor shall Tenant have any right to claim an eviction or constructive eviction as a consequence of: (i) any defect, latent or apparent in the Demised Premises; or (ii) any change of conditions in the Demised Premises; or (iii) the failure, breakage, leakage or obstruction of the street or sub-surface; or (iv) the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes; or (v) the failure, breakage, leakage or obstruction of the roof, walls, drains, leaders, gutters, valleys, downspouts or the like; or (vi) the failure, breakage, leakage or obstruction of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems; or (vii) the failure, breakage, leakage or obstruction of elevators or hoisting equipment; or (viii) any structural failure; or (ix) the elements; or (x) any theft or pilferage; or (xi) any fire, explosion or other casualty; or (xii) the carelessness, negligence or improper conduct on the part of any other tenant or of Landlord, or Landlord’s or this or any other tenant’s respective agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or (xiii) any interference with, interruption of or failure, beyond the control of Landlord, of any services to be furnished or supplied by Landlord. All property kept, maintained or stored in, on or at the Demised Premises shall be so kept, maintained or stored at the sole risk of Tenant.

51st	Increase of Insurance Rates. If for any reason it shall be impossible to obtain fire and other hazard insurance on the buildings and improvements on the Property, in an amount and in the form and in insurance companies acceptable to Landlord, Landlord may, if Landlord so elects at any time thereafter, terminate this Lease and the Term hereof, upon giving to Tenant thirty (30) days’ notice, and upon the giving of such notice, this Lease and the Term thereof shall terminate and end as of the date set forth in said notice as if such date were the date designated as the last day of the Term set forth above. If by reason of the use to which the Demised Premises are put by Tenant or character of or the manner in which Tenant’s business is carried on, the insurance rates for fire and other hazards shall be increased, Tenant shall upon demand, pay to Landlord, as Additional Rent, the amount by which the premiums for such insurance are increased. Such payment shall be paid with the next installment of Rent but in no case later than one (1) month after such demand, whichever occurs sooner.

52nd	Waiver of Subrogation Rights. Tenant and Landlord waive all rights of recovery against each other and each other’s agents, employees or other representatives, for any loss, damages or injury of any nature whatsoever to property or persons for which Tenant or Landlord is insured. Tenant shall obtain from Tenant’s insurance carriers, and shall promptly deliver to Landlord, waivers of subrogation rights under its respective policies required hereunder.

53rd	Broker. Landlord agrees to pay, pursuant to a separate agreement, all brokerage commissions payable in connection with the negotiations for, and execution of, this Lease. Tenant and Landlord warrant that they have not dealt with any real estate broker except Avison Young. In the event of any misrepresentation by either Landlord or Tenant, the misrepresenting party agrees to hold the other harmless from any costs or claims, including, without limitation, reasonable attorneys’ fees.

54th	Notices. Any and all notices, requests or other such communications required under the terms of this Lease shall be given either (i) by certified or registered mail, return receipt requested, postage prepaid, or (ii) a national overnight delivery service with receipt provided therefor, prepaid, to the address of the parties as shown at the head of this Lease or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner. Notice shall be deemed effective if by mail, on the third (3rd) business day after mailing thereof, and if by overnight delivery, on the next business day after deposit or pick-up by such overnight delivery service.

55th	Force Majeure. Except for Tenant’s obligation to pay rent, the period of time during which Landlord or Tenant is prevented or delayed in performing any improvements or repairs or fulfilling any obligation required by Landlord or Tenant under this Lease due to delays caused by reason of fire, catastrophe, strikes or labor trouble, civil commotion, acts of God or the public enemy, governmental prohibitions or regulations, or inability or difficulty in obtaining materials, or other causes beyond Landlord’s or Tenant’s control, as the case may be, shall be added to Landlord’s or Tenant’s time for performance thereof, and Landlord or Tenant shall have no liability by reason thereof.

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56th	Rules and Regulations. Rules and regulations regarding use of the Demised Premises and the Property, including the walkways and parking areas, and the use thereof, which may hereafter be promulgated by Landlord from time to time, shall be observed by Tenant and Tenant’s employees, agents and business invitees. Landlord reserves the right to rescind any rules promulgated hereafter, and to make such other and further rules and regulations as, in its reasonable judgment, may from time to time be desirable for the safety and cleanliness of the Demised Premises and the Property and for the preservation of good order therein, which rules, when so made, and notice given to Tenant, shall have the same force and effect as if originally made a part of this Lease.

57th	Validity of Leases. The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

58th	Title and Quiet Enjoyment. Landlord covenants and represents that Landlord is the sole owner of the Property herein leased and has the right and authority to enter into, execute and deliver this Lease; and does further covenant that Tenant on paying the Rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the Demised Premises for the Term.

59th	Entire Lease. This Lease contains the entire contract between the parties hereto. No representative, agent or employee of Landlord has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof shall be binding unless made in writing and signed by Landlord and Tenant.

60th	Lease Submission. If this Lease is offered to Tenant by an employee or agent of the Landlord, such offer is made subject to Landlord’s acceptance and approval; and Tenant has executed this Lease upon the understanding that this Lease shall not in any way bind Landlord until such time as the same has been approved and executed by Landlord and a counterpart delivered to or received by Tenant.

61st	Conformation with Laws and Regulations. Landlord may pursue the relief or remedy sought in any invalid clause in this Lease, by conforming the said clause with the provisions of the statutes or the regulations of any governmental agency in such case made and provided, as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

62nd	Recordation. Tenant covenants and agrees not to place this Lease on record without the consent of Landlord, which consent may be withheld for any reason.

63rd	Waiver of Trial by Jury. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE DEMISED PREMISES, AND/OR CLAIM OF INJURY OR DAMAGE.

64th	Jurisdiction. This Lease shall be construed and interpreted in accordance with the substantive and procedural laws of the State of New Jersey.

65th	Headings. The descriptive headings of the Sections of this Lease are inserted for convenience only and shall not control or affect the meaning or construction of any of its provisions.

66th	Gender, etc. In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require.

67th	Succession. All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

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68th	Consents. With respect to any provision of this Lease which requires that Landlord shall not unreasonably withhold or unreasonably delay any consent or approval, Tenant hereby waives any claim for money damages. Tenant shall not claim any money damages by way of setoff, counterclaim or defense based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval. Tenant’s sole and exclusive remedy shall be an action or proceeding for specific performance or injunction.

69th	Holding Over. Any holding over or continued occupancy by Tenant after the Expiration Date (other than as may have been provided for in this Lease or in amendments executed in accordance with the 34th Section of this Lease) shall not operate to extend or renew this Lease or to imply or create a new lease. In such event, Landlord shall have the right to immediately terminate Tenant’s occupancy or to treat Tenant’s occupancy as a month-to-month tenancy, in which event Tenant shall continue to perform all Lease obligations, including the payment of Base Rent at a rate equal to two hundred percent (200%) of the Base Rent as shall be in effect immediately prior to the termination of the Term hereof. In no event however, shall Tenant be relieved of any liability to Landlord for damages resulting from such holding over. If the Demised Premises is not surrendered as required, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all damages, losses and liabilities resulting therefrom, including, without limitation, any claims made by any succeeding tenant arising out of such delay. Tenant’s obligation under this Section shall survive the expiration or sooner termination of this Lease.

70th	Landlord’s Representations. Landlord hereby warrants and represents to Tenant that:

	1)	Landlord has full power and authority to enter into this Lease and the person executing this Lease on behalf of Landlord is authorized to do so.

	2)	Landlord has received no notice of any material violations affecting the Demised Premises or the Property.

	3)	Landlord has received no notice of any spills, releases, leaks or discharges of Hazardous Substances, as defined in Exhibit C attached hereto and made a part hereof, at or from the Demised Premises.

	4)	The certificate of occupancy issued for the Property permits Tenant to use the Demised Premises for the purposes permitted under this Lease.

	5)	As of the Commencement Date, the Demised Premises are free from all occupancies or tenancies whatsoever.

	6)	No other tenant or occupant of the Property has been granted a right which would prohibit or limit the Use permitted to Tenant under this Lease.

	7)	All utilities installed in the Demised Premises are in good working order as of the date hereof.

71st	Tenant Representations. Tenant and the person(s) executing and delivering this Lease on Tenant’s behalf each represent and warrant that such person is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the State of New Jersey, is in good standing under the laws of the state of its organization and the laws of the State of New Jersey, and has the power and authority to enter into this Lease; and that all action required to authorize Tenant and such person to enter into this Lease has been duly taken.

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers or other duly authorized representatives and their proper corporate seal (if applicable) to be hereto affixed, as of the day and year first above written.

WITNESS:	LANDLORD
Princeton Corporate Plaza, LLC

	By:	Princeton Corporate Management Corp.,
Managing Member

/s/ Sherrie Balog	By:	/s/ Pamela W. Kent
	Name:	Pamela W. Kent
3/25/2021	Title:	Secretary
Date

WITNESS:	TENANT
Advaxis, Inc.

/s/ Kenneth A. Berlin	By:	/s/ Igor Gitelman
	Name:	Igor Gitelman
3/25/2021	Title:	VP of Finance
Date

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Advaxis
December 14, 2020

EXHIBIT A

Demised Premises

REC.
OFFICE
OFFICE
STAIR #1
LAB
CLOSET
LAB

7950552 v2

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Advaxis
December 14, 2020

EXHIBIT A-1

Workletter Drawing – Floor Plan

REC.
OFFICE
OFFICE
STAIR #1
LAB
CLOSET
LAB
HOOD

7950552 v2

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Advaxis
December 14, 2020

EXHIBIT A-2

Workletter Drawing – Outlets

REC.
OFFICE
OFFICE
LAB
CLOSET
LAB
I.G.
I.G.
GFI
GFI
GFI
I.G.
HOOD

7950552 v2

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Advaxis
December 14, 2020

EXHIBIT A-3

Workletter Drawing – Ceiling Plan

7950552 v2

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EXHIBIT B

Description of Landlord’s Work

All Special requirements of Tenant that are not included in this Exhibit shall be at the sole cost and expense of Tenant.

1. FLOORING:
Office Area:	Existing carpet.
Laboratory:	Existing vinyl tile.

2. PARTITIONS:
Office Area:	As shown on Exhibit A-1 Floor Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”
Laboratory:	As shown on Exhibit A-1 Floor Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”

3. ELECTRICAL:
Office Area:	As shown on Exhibit A-2 Outlet Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”
Laboratory:	As shown on Exhibit A-2 Outlet Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”
All outlets are 110v unless otherwise specified on Exhibit A-2. Special Electric by Tenant.
Installation of 220v outlets per Exhibit A-2 Outlet Plan.
4. LIGHTING:
Office Area:	As shown on Exhibit A-3 Ceiling Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”
Laboratory:	As shown on Exhibit A-3 Ceiling Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”

5. CEILINGS:
Office Area:	As shown on Exhibit A-3 Ceiling Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”
Laboratory:	As shown on Exhibit A-3 Ceiling Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”

6. WALL FINISH:	Painted, white.

7. INTERIOR DOORS:
Office Area:	As shown on Exhibit A-1 Floor Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”
Laboratory:	As shown on Exhibit A-1 Floor Plan
except for the items set forth in Exhibit B-1 “Description of Tenant’s Work”

8. PLUMBING:	Hot and cold water connections to laboratory sink. Cold water connections to fume hood.

9. HEATING & AIR CONDITIONING:	Cooling 78 degrees at 95 degrees. Heating 68 degrees at 0 degrees.

10. FIRE EXTINGUISHERS & SPRINKLERS:	As per Township code.

11. LABORATORY EQUIPMENT & FURNISHINGS: One (1) fume hood, two (2) laboratory sinks, cabinets and benches per Exhibit A-1 Floor Plan.

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EXHIBIT B-1

Description of Tenant’s Work

Fit-out Costs by Tenant:

All special requirements not included in Exhibit B will be at Tenant cost.

The following are included in the cost specified in the 11th Section of the Lease:

ITEM	DESCRIPTION	COST

1. Data & Telecommunications	Equipment & Installation	By Tenant.
2. Tenant Equipment	Mechanical Connections	TBD

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EXHIBIT C

ENVIRONMENTAL MATTERS

I.	NAICS

Tenant warrants and represents to the Landlord that the North American Industrial Classification System (“NAICS”) major group number, as defined in the most recent issue of the NAICS Manual issued by the Federal Office of Management and Budget, for Tenant’s operations at the Demised Premises is 541711. Prior to any proposed changes of such NAICS Number, Tenant will notify Landlord.

II.	ISRA

1.	Tenant shall not operate any business at the Demised Premises which shall have an NAICS which is subject to the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder (hereinafter referred to as “ISRA”), nor shall Tenant change its use to any other use subject to ISRA without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion.

2.	Notwithstanding any provision of ISRA to the contrary, if Tenant is operating an “Industrial Establishment”, as that term is defined in ISRA, Tenant shall, at Tenant’s own expense, comply with ISRA and the regulations promulgated thereunder. In such event Tenant shall, at Tenant’s own expense make all submissions to, provide all information to, and comply with all requirements of the State of New Jersey, Department of Environmental Protection (hereinafter referred to as the “NJDEP”). At no expense to Landlord, Tenant shall promptly provide all documents, studies, surveys, correspondence and other information requested by Landlord relating to or in furtherance of ISRA compliance.

3.	Tenant’s obligations under this Exhibit C shall arise if there is any closing, termination or transferring of operations of an industrial establishment subject to ISRA. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits and shall promptly furnish such affidavits when requested by Landlord.

4.	Tenant shall indemnify, defend and save harmless Landlord from all fines, fees (including reasonable attorney’s fees), suits procedures, claims, and actions of any kind arising out of Tenant’s failure to provide all information, make all submissions, and take all actions required under ISRA or by the NJDEP.

5.	Tenant’s obligations and liabilities under this Section of Exhibit C shall continue so long as Landlord remains responsible for compliance with ISRA. Tenant’s failure to abide by the terms of this Section shall be restrained by injunction and such other relief as afforded by law.

III.	HAZARDOUS SUBSTANCES

1.	As used herein, Hazardous Substances shall be defined as

	a.	any “hazardous chemical”, “hazardous substances”, “hazardous waste”, “toxic substances, pollutants or contaminants” or similar term as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), 42 U.S.C.A. 9601 et seq., ISRA, the New Jersey Spill Compensation and Control Act (the “Spill Act”), as amended, N.J.S.A. 58:10-23. 1lb et seq. (Regulations N.J.A.C. 7:1E-1.1 et seq.), the Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq. (Regulations N.J.A.C. 7:26-1 et seq.), the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C.A. 6901 et seq., any rules or regulations promulgated thereunder or in any other Environmental Law, as defined in this Lease; or

	b.	any substances which are or could be detrimental to the Demised Premises, the Property, the environment, human health or safety; or

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		c.	any substance the presence of which could cause liability at common law; or

		d.	any substance that may not be deemed to be a hazardous substance in its virgin state prior to use by the Tenant but may thereafter be deemed to be a hazardous substance.

	2.	As used herein, Release of Hazardous Substances by Tenant shall be defined as the spill, release, discharge or leak of any Hazardous Substances

		a.	onto the Demised Premises from the date Tenant first took possession of the Demised Premises until the date Tenant has completely vacated the Demised Premises; or

		b.	onto the Property at any time resulting from Tenant’s intentional or unintentional act or omission.

	3.	Tenant agrees not to generate, store, manufacture, refine, transport, treat, dispose of or otherwise permit to be present on or about the Demised Premises and/or the Property any Hazardous Substances without the prior express written consent of the Landlord, and the parties acknowledge that no such consent has been given as of the date hereof except that the Landlord hereby expressly consents to Tenant’s use and/or storage of any and all of the Hazardous Substances set forth in the Tenancy Review, provided, however, that the quantities thereof shall be limited to the amounts set forth in the Tenancy Review. In the event that the Landlord has given its consent and to the extent that Tenant may be permitted under applicable law to use the Demised Premises for the generating, manufacturing, refining, transporting, treating, storing, handling, disposing, transferring or processing of Hazardous Substances, Tenant shall insure that said use shall be conducted at all times strictly in accordance with Environmental Laws.

	4.	Tenant will not cause or permit any Release of Hazardous Substances by Tenant. In the event of any Release of Hazardous Substances by Tenant, Tenant shall promptly make the proper notifications and conduct the necessary sampling and cleanup and remediate such release in accordance with Environmental Laws, to the satisfaction of the Landlord.

	5.	Should the NJDEP or any other agency with jurisdiction under any Environmental Laws determine that any investigation or remediation be undertaken because of any Release of Hazardous Substances by Tenant, then Tenant shall, at Tenant’s own expense, conduct the investigation and remediation including, but not limited to, the preparation and submission of any documents and financial assurances that may be required by such agency. Tenant shall not be liable for the cost of that portion of the remediation which is solely related to Hazardous Substances existing on the Demised Premises prior to the date Tenant first took possession of the Demised Premises.

	6.	Tenant’s obligations and liabilities under this Section of Exhibit C shall continue so long as Landlord remains responsible for any Release of Hazardous Substances by Tenant at the Demised Premises. Tenant’s failure to abide by the terms of this Section shall be restrained by injunction and such other relief as afforded by law.

IV.	AIR, WATER AND GROUND POLLUTION

	1.	Tenant shall not install any underground or aboveground storage tanks at or on the Demised Premises or the Property without Landlord’s written consent, which may be withheld in Landlord’s sole discretion.

	2.	Tenant expressly covenants and agrees to indemnify, defend and save the Landlord harmless against any claims, damages, liability, costs, penalties, or fines including, without limitation, reasonable attorneys’ fees, which the Landlord may suffer as a result of air, water, ground or toxic waste pollution (hereinafter referred to as “Pollution”) caused by the Tenant in its use of the Demised Premises. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any such claim that the Tenant is causing Pollution; and the Tenant, in any event, shall take immediate steps to halt, remedy or cure any Pollution caused by the Tenant in its use of the Demised Premises. The foregoing covenant of indemnification shall survive the termination of this Lease in connection with any obligation of the Tenant hereunder.

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V.	INSPECTION AND DOCUMENTATION

	1.	At any time upon request of Landlord, Tenant must give Landlord and its representatives access to the Demised Premises during normal business hours to permit them to inspect the Demised Premises, inspect any documents pertaining to Tenant’s compliance with Environmental Laws, or perform any work in order to determine that the Demised Premises and its use by Tenant is in compliance with Environmental Laws, all at Tenant’s expense, payable as Additional Rent.

	2.	Tenant shall promptly provide to Landlord a copy of any summons, citation, directive, order, claim, notice of litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the NJDEP, the U.S. Environmental Protection Agency or other federal, state or local agency or authority or any other entity or any individual, concerning any act or omission by Tenant resulting in or which may result in the releasing of Hazardous Substances into the waters or onto the lands of the State of New Jersey or into waters outside of the jurisdiction of the State of New Jersey or into the “Environment” as defined in CERCLA. Written notice to Landlord shall also be made upon the imposition of any liens on any real property, personal property, or revenues of the Tenant, including but not limited to the Tenant’s interest in a premises or any of the Tenant’s property located thereupon, pursuant to the Spill Act or any Environmental Laws, governmental actions, orders or permits or any knowledge after due inquiry or investigation of any facts which could give rise to any of the above.

	3.	In addition to the above, the Tenant’s notifications to the Landlord shall include but be not limited to all documentation and correspondence provided to the NJDEP pursuant to the Worker and Community Right-to-Know Act, N.J.S.A. 34:5A-1 et seq., and the regulations promulgated thereunder;

	4.	Tenant shall promptly supply the Landlord with all reports and notices made by Tenant pursuant to the Spill Act, the regulations provided thereunder, and the Hazardous Substances Discharge Reports and Notices Act, N.J.S.A 13:1K-15 et seq., and the regulations promulgated thereunder.

	5.	Tenant shall promptly provide Landlord with a copy of any permit obtained for the Demised Premises pursuant to any Environmental Law.

VI.	CONTINUING OBLIGATIONS AND INDEMNITY

	1.	Notwithstanding the expiration or earlier termination of this Lease, if at any time during Tenant’s occupancy of the Demised Premises, Tenant has operated an Industrial Establishment, as that term is defined in ISRA, then Tenant shall have a continuing obligation to pay to Landlord the amount established under this Lease as Rent plus the difference between such Rent and the fair market rental value of the Demised Premises, if greater than the established Rent, for the period after expiration or earlier termination of this Lease until such time as the Tenant obtains and delivers to the Landlord a Negative Declaration or No Further Action Letter as defined in ISRA, or such other proof, reasonably satisfactory to the Landlord, that the Tenant has complied with ISRA.

	2.	Notwithstanding the expiration or earlier termination of this Lease, if there exists a violation of Environmental Laws at the Demised Premises which did not exist prior to the date Tenant first took possession of the Demised Premises or if Tenant has failed to fulfill its obligations under this Exhibit C, Tenant shall have a continuing obligation to pay to Landlord the amount established as Rent under this Lease plus the difference between such Rent and the fair market rental value of the Demised Premises, if greater than the established Rent, for the period after expiration or earlier termination of this Lease until the applicable governmental entities confirm, in writing, that the violation of Environmental Laws has been cured and that Tenant has fulfilled its obligation under Environmental Laws and under this Exhibit C.

	3.	If a lien shall be filed against the Demised Premises arising in whole or in part out of (i) any Release of Hazardous Substances by Tenant, or (ii) the violation of Environmental Laws by Tenant, then Tenant shall pay the claim and remove the lien from the Demised Premises within thirty (30) days from the date Tenant is given notice of the lien or within such shorter period of time as may be required if the United States, the State of New Jersey, or any agency or subdivision of either such entity has commenced steps to cause the Demised Premises or the Property to be sold pursuant to the lien. Tenant shall not be responsible for any portion of the lien which is related to a spill, release, leak or discharge of Hazardous Substances which occurred prior to the date Tenant first took possession of the Demised Premises.

	4.	Tenant shall indemnify and hold harmless the Landlord and each mortgagee of the Property from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Landlord or any such mortgagee relating to or arising out of the Tenant’s generation, storage, manufacturing, refining, transportation, treatment, disposal, or other presence of Hazardous Substances on or about the Demised Premises and/or the Property or any Release of Hazardous Substances by Tenant or the Tenant’s failure to comply with the provisions of this Exhibit C.

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